Exhibit 99.3

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF

LEADING ASIA PACIFIC INVESTMENT LIMITED AND SUBSIDIARIES

DECEMBER 31, 2009 AND 2008

INDEX TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Pro Forma Condensed Combined Balance Sheets	1

Pro Forma Condensed Statements of Cash Flows	2

Notes to Pro Forma Condensed Combined Financial Statements	3

LEADING ASIA PACIFIC INVESTMENT LIMITED AND SUBSIDIARIES

Pro Forma Consolidated Balance Sheet

(In US Dollars)

	December 31, 2009
	Leading Asia	China TMK				Pro Forma
	Pacific	Battery Systems Inc.		Pro Forma		Consolidated
	Investment	(formerly Deerfield		Adjustments		Balance
	Limited	Resources, Ltd.)				Sheet

Assets
Current Assets
Cash and cash equivalents	$185,590	$-	$			$185,590
Trade receivables, net	2,909,234	-				2,909,234
Advances to suppliers	215,689	-				215,689
VAT recoverable	34,660	-				34,660
Short-term loans receivable	-	-				-
Inventories, net	3,973,697	-				3,973,697
Due from related parties	15,204	-				15,204
Prepaid expenses and deposits	-	-				-
Restricted cash	438,780	-				438,780
Total current assets	7,772,854	-		-		7,772,854

Property, equipment and construction in progress, net	11,039,703	-				11,039,703
Advance for property and equipment purchase	16,930,020	-				16,930,020
Restricted Cash	263,268	-				263,268
Other Assets	50,804	-				50,804
Total Assets	$36,056,649	$-		$-		$36,056,649

Liabilities & Stockholders' Equity
Current Liabilities
Accounts payable	$1,792,414	$40,311		$(40,311	) (b)	$1,792,414
Customer deposits	179,272	-				179,272
Accrued liabilities and other payable	511,676	-				511,676
Various taxes payable	7,453	-				7,453
Short-term bank loans	4,722,660	-				4,722,660
Current portion of long-term bank loans	2,451,700	-				2,451,700
Wages payable	556,189	-				556,189
Bank notes payable	-	-				-
Corporate taxes payable	216,443	-				216,443
Property purchase payable	-	-				-
Due to related parties	17,691	109,516		(109,516	) (b)	17,691
Deferred revenue	36,854					36,854
Total current liabilities	10,492,352	149,827		(149,827)		10,492,352

Long term bank loans	9,236,953	-				9,236,953
Deferred tax liability	593,977	-				593,977
Note payable related parties	-	25,000		(25,000	) (b)	-
Total liabilities	$20,323,282	$174,827		$(174,827)		$20,323,282

Commitments and contingencies	-	-

Stockholders' Equity
Preferred stock, par value $0.001, 10,000,000 shares authorized, none issued and outstanding
Common stock, $0.001 par value, 300,000,000 shares authorized; 28,000,000 shares issued and outstanding at December 31, 2009	50,000	32,600		(54,600	) (a)	28,000
Additional paid-in capital	1,168,451	89,274		(242,101	) (a)	1,190,451
Accumulated other comprehensive income	365,187	-				365,187
Statutory surplus reserve fund	1,038,988	-				1,038,988
Retained earnings	13,110,741	(296,701)		296,701		13,110,741
Total Stockholders' Equity	15,733,367	(174,827)		174,827		15,733,367
Total Liabilities & Stockholders' Equity	$36,056,649	$-		$-		$36,056,649

The accompanying notes are an integral part of these pro forma financial statements.

LEADING ASIA PACIFIC INVESTMENT LIMITED AND SUBSIDIARY

Pro forma Consolidated Statements of Operations and Comprehensive Income for the Year Ended December 31, 2009

(In US Dollars)

	For the year ended December 31, 2009
	Leading	China TMK			Pro Forma
	Asia Pacific	Battery Systems Inc.			Consolidated
	Investment	(formerly Deerfield		Pro Forma	Income
	Limited	Resources, Ltd.)		Adjustments	Statement

Revenues	$48,627,436	$-	$		$48,627,436
Other Sales	18,471	-			18,471
Cost of goods sold	(36,547,011)	-			(36,547,011)
Gross Profit	12,098,896	-		-	12,098,896

Operating Costs and Expenses
Selling expenses	979,174	-			979,174
Depreciation	114,642	-			114,642
Bad debts (recovery)	(66,129)	-			(66,129)
Other General and administrative expenses	1,349,298	87,692			1,436,990
Mineral property costs	-	17,500			17,500
Research and development	494,825	-			494,825
Total operating costs and expenses	2,871,810	105,192		-	2,977,002
Income from operations	9,227,086	(105,192)		-	9,121,894

Other income (expenses)
Interest income	40	-			40
Interest expense	(581,920)	(8,088)			(590,008)
Sundry income, net	76,032	-			76,032
Gain on acquisition of business	106,364	-		-	106,364
Total other income (expenses)	(399,484)	(8,088)		-	(407,572)

Income before income taxes	8,827,602	(113,280)			8,714,322
Income Taxes	(1,334,447)	-			(1,334,447)

Net Income	$7,493,155	$(113,280)		$-	$7,379,875

Other Comprehensive income	(42,970)	-			(42,970)

Comprehensive income	7,450,185	(113,280)		-	7,336,905

The accompanying notes are an integral part of these pro forma financial statements.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – BASIS OF PRESENTATION

On February 10, 2010, Leading Asia Pacific Investment Limited (the "Company") completed a reverse acquisition transaction through a share exchange with China TMK Battery Systems, Inc. ("China TMK", Formerly Deerfield Resource, Ltd., a Nevada Corporation), whereby China TMK acquired 100% of the issued and outstanding capital stock of the Company in exchange for 25,250,000 shares of the common stock of China TMK. As a result of the reverse acquisition, the Company became China TMK’s wholly-owned subsidiary and the former shareholders of the Company became controlling stockholders of China TMK. The share exchange transaction with China TMK was treated as a reverse acquisition, with the Company as the accounting acquirer and China TMK as the acquired party.

Consequently, the assets and liabilities and the historical operations that will be reflected in the consolidated financial statements for periods prior to the Share Exchange Agreement will be those of the Company and will be recorded at the historical cost basis. After the completion of the Share Exchange Agreement, the Company’s consolidated financial statements will include the assets and liabilities of the Company and China TMK, the historical operations of the Company and the operations of China TMK from the closing date of the Share Exchange Agreement.

These pro forma consolidated financial statements are prepared assuming the above transaction occurred on December 31, 2009 (as to the balance sheet) and on January 1, 2009 (as to the income statements).

Audited financial statements of the Company and China TMK have been used in the preparation of these pro forma consolidated financial statements. These pro forma consolidated financial statements should be read in conjunction with the historical financial statements of China TMK and the Company.

Note 2 – PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

(a)

To eliminate the equity of the accounting acquiree, China TMK Industries Inc., and to reflect the recapitalization of the common stock and additional paid in capital of the Company as a result of the reverse merger.

(b)

To convert assets and liabilities to additional paid in capital per shell purchase agreement